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                                                                   Exhibit 10.21

                                THOMAS K. O'MARA

                                 FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

      This First Amendment to Employment Agreement is entered into on September 17, 2004 by and between Thomas K. O'Mara, an individual ("Executive"),and Autocam Corporation (the "Company").

      Whereas the Company and Executive have entered into that certain Employment Agreement dated February ,2002 (The "Employment Agreement"); and

      Whereas Section 2(d) of the Employment Agreement provides for a benefit to Executive in the form of collateral assignment split-dollar life insurance plans (the "Plans"); and

      Whereas the Company will be filing a registration statement with the Securities and Exchange Commission with respect to long term notes it has issued, and

      Whereas upon the filing of such registration statement, the loans that are deemed to be outstanding by Company to Executive pursuant to the Plans may be illegal; and

      Whereas the Company and Executive wish to amend the Employment Agreement to terminate each of the Plans and to substitute a benefit to Executive that will be the approximate equivalent.

      NOW THEREFORE, Executive and Company agree that Section 2(d) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

            (d) Life Insurance. The Company agrees that with respect to each of Northwestern Life Insurance Company Policies of life insurance Nos. 11593263, 12454617, 13275638, 13755489, 14488589 and 15993751, (i) all amounts due from the Executive in respect of premiums paid prior to the date hereof pursuant to the Plans are hereby forgiven and become a bonus to the Executive on the date hereof, (ii) Company will continue to pay the premiums due on each of the Policies as they become due until the termination of this Agreement and (iii) the Company will pay to Executive a cash bonus in calendar 2004 and each calendar year thereafter in an amount intended to compensate Executive for the tax consequences of the forgiveness of debt under (i) above and the payment of premiums under (ii) above at times and in amounts as has been agreed upon by Company and Executive and as calculated by the Chief Executive Officer of the Company and approved by Company's management. All such payments shall be treated as compensation to the Executive in the year paid and are not subject to any reimbursement to Company by the Executive at any time.
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IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment
Agreement effective as of the date first above written.


                                        /s/ Thomas K. O'Mara
                                        --------------------------------
                                        Thomas K. O'Mara


                                        Autocam Corporation


                                        By: /s/ John C. Kennedy
                                           -----------------------------
                                             John C. Kennedy, President